April 29, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Nuveen Large Cap Value
Fund (a series of Nuveen Investment Trust) (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds Form
N-SAR report dated April 29, 2014. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Chicago, Illinois
April 29, 2014